Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Duke Realty Limited Partnership (the “Partnership”) on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis D. Oklak, Chief Executive Officer of the General Partner, certify, pursuant to 18 U.S.C. § Section 1350, as adopted pursuant to § Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Dennis D. Oklak
Dennis D. Oklak
Chief Executive Officer
of the General Partner
Date: March 7, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Duke Realty Limited Partnership, and will be retained by Duke Realty Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.